UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 28, 2020

ALIGN TECHNOLOGY INC
(Exact Name of Registrant as Specified in Charter)

Delaware	0-32259	94-3267295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2820 Orchard Parkway, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

(408) 470-1000
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.0001 par value	ALGN	The NASDAQ Stock Market LLC (NASDAQ Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17  CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(e)    On January 28, 2020, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Align Technology, Inc. (the “Company”) authorized the payment of annual incentive awards (cash bonuses) to the Company’s executive officers for the fiscal year ending December 31, 2019. Also on that same day, the Board of Directors approved the recommendation of the Compensation Committee with respect to the payment of an annual incentive award to the Company’s chief executive officer. The table below sets forth the annual incentive awards for the Company’s current named executive officers.

Name	Annual Incentive Award
Joseph M. Hogan President, Chief Executive Officer and Director	$3,220,500
John F. Morici Senior Vice President, Global Finance and Chief Financial Officer	$698,000
Emory M. Wright Senior Vice President, Global Operations	$618,000
Zelko Relic Chief Technology Officer and Senior Vice President, Global Research & Development	$527,000
In addition, an increase to the annual base salaries of the Company’s executive officers was approved on January 28, 2020. The table below sets forth the annual base salary levels for 2020 for the Company’s current named executive officers:

Name	Base Salary
Joseph M. Hogan President, Chief Executive Officer and Director	$1,175,000
John F. Morici Senior Vice President, Global Finance and Chief Financial Officer	$540,000
Emory M. Wright Senior Vice President, Global Operations	$480,000
Zelko Relic Chief Technology Officer and Senior Vice President, Global Research & Development	$450,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGN TECHNOLOGY, INC.

By:	/s/ Julie Coletti
Julie Coletti SVP, Chief Legal and Regulatory Officer

Date: January 31, 2020